UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 3, 2025

Date of Report (Date of earliest event reported)

Quipt Home Medical Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation)

001-40413	N/A
(Commission File Number)	(IRS Employer Identification No.)

1019 Town Drive
Wilder, Kentucky	41076
(Address of principal executive offices)	(Zip Code)

(859) 878-2220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without Par Value	QIPT	The Nasdaq Capital Market
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01       Entry into a Material Definitive Agreement.

On March 3, 2025, Quipt Home Medical Corp. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with David L. Kanen, Philotimo Fund, LP and Kanen Wealth Management, LLC (collectively with their affiliates and associates, “Kanen”).

During the Restricted Period (as defined below), Kanen has agreed to vote all of the common shares of the Company (the “Common Shares”) and any other securities of the Company entitled to vote that are beneficially owned by Kanen and/or over which Kanen has control or direction, in favor of each director nominated and recommended by the Company’s Board of Directors’ (the “Board”) for election and in accordance with recommendations by the Board on all other proposals or business that may be the subject of shareholder action at each annual general or special meeting of the Company’s shareholders, subject to certain exceptions as set forth in the Agreement.

During the Restricted Period and so long as Kanen’s beneficial ownership of the Common Shares meets or exceeds the 3.5% of the Company’s then issued and outstanding Common Shares, the Company has agreed to provide Kanen with certain access rights, including, among other things, that, upon written request by Kanen, either the Chairman of the Board or another non-executive director designee of the Board, selected by the Board in its sole discretion, shall meet with a representative from Kanen to conduct quarterly meetings solely with respect to publicly available information.

Pursuant to the Agreement, Kanen has withdrawn its notice submitted pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which Kanen provided notice to the Company of its intent to solicit proxies for four director candidates at the Company’s 2025 annual general meeting of shareholders (the “2025 Annual Meeting”) and to cease any and all solicitation and other activities in connection with the 2025 Annual Meeting.

Kanen has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) soliciting proxies; (b) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; and (c) taking actions to change or influence the Board, management or the direction of certain Company matters; in each case as further described in the Agreement.

The Agreement will terminate upon the expiration of the Restricted Period, which is the date of the Agreement until 11:59 p.m., Eastern Time, on the date that is thirty days prior to the earlier of (a) the deadline for the submission of the notice required pursuant to Rule 14a-19 of the Exchange Act for shareholder nominations of directors for the Company’s 2026 annual general meeting of shareholders (the “2026 Annual Meeting”) and (b) the deadline for the submission of the notice required pursuant to the Company’s Articles for shareholder nominations of directors for the 2026 Annual Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Cooperation Agreement, dated March 3, 2025, by and between Quipt Home Medical Corp. and David L. Kanen, Philotimo Fund, LP and Kanen Wealth Management, LLC.

99.1	Press Release by Quipt Home Medical Corp. dated March 4, 2025.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.
*	Certain information contained in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quipt Home Medical Corp.

Date:	March 4, 2025	By:	/s/ Hardik Mehta
Hardik Mehta
Chief Financial Officer